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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

CXR Holdings, Inc. (Incorporated in Nevada)
Cox Radio -- Miami, LLC (Incorporated in Delaware)
Cox Radio -- Midwestern, LLC (Incorporated in Georgia)